Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Asterias Biotherapeutics, Inc. (the “Company”) for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Michael H. Mulroy and Ryan Chavez, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2018

/s/ Michael H. Mulroy
Michael H. Mulroy
President and Chief Executive Officer

/s/ Ryan Chavez
Ryan Chavez
Chief Financial Officer

The Foregoing certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.